SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CABELA’S INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0486586
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Cabela Drive Sidney, Nebraska	69160
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-113835

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

This Registration Statement relates to the common stock of Cabela’s Incorporated, a Delaware corporation (the “Registrant”). A description of the common stock is contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-113835), as filed with the Securities and Exchange Commission on March 23, 2004 as amended, which description is incorporated herein by reference. Such description is included in a form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 23, 2004

CABELA’S INCORPORATED

By:	/s/ RALPH W. CASTNER
Ralph W. Castner
Chief Financial Officer